UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue

San Diego, California  92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered.

The description of Cubic Corporation (the “Company”) Common Stock contained in the “Amended and Restated Certificate of Incorporation of Cubic Corporation” attached as Exhibit 3.1 to the Company’s 10-Q filed with the Commission on August 3, 2006, including any amendments thereto, is hereby incorporated by reference.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which no other securities of the Company are offered.  Therefore, in accordance with the instructions to Form 8-A, no exhibits are required to be furnished with this filing.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	August 29, 2008	CUBIC CORPORATION

		By:	/s/ William L. Hoese
		Name:	William L. Hoese
		Title:	VP, Corporate Secretary & General Counsel